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                                                                    EXHIBIT 99.3


                                    CONSENT

                    SOLICITED BY THE BOARD OF DIRECTORS OF
                           FOOD 4 LESS HOLDINGS, INC.


FOOD 4 LESS HOLDINGS, INC.
1100 West Artesia Boulevard
Compton, CA 90220
Attention: Terrence J. Wallock, Esq.
Telephone: (310) 884-9000
Telecopy: (310) 884-2610


     The undersigned acknowledges receipt of the Joint Proxy and Consent solicitation Statement/Prospectus dated February 2, 1998 relating to the solicitation (the "Solicitation") by Food 4 Less Holdings, Inc., Delaware corporation ("Food 4 Less"), of consents (the "Consents") from holders of outstanding shares of Food 4 Less' common stock, par value $.01 per share ("Common Stock"), Series A Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), and Series B Preferred Stock, par value $.01 per share ("series B Preferred Stock" and together with Common Stock and Series A Preferred Stock, "Stock"), to approve the following:

     1. the Agreement and Plan of Merger, dated as of November 6, 1997 (the "Merger Agreement"), by and among Food 4 Less, Fred Meyer, Inc., a Delaware corporation ("Fred Meyer"), and FFL Acquisition Corp., a Delaware corporation ("FFL Sub") and wholly owned subsidiary of Fred Meyer, pursuant to which, among other things (x) Food 4 Less will merge with and into FFL Sub (the "Merger") with the surviving entity becoming a wholly owned subsidiary of Fred Meyer and (y) shares of Stock will be converted into shares of common stock, par value $.01 per share, of Fred Meyer ("Fred Meyer Common Stock"); and

     2. the termination of certain existing Food 4 Less stockholders and registration rights agreements at the effective time of the Merger (the "Effective time").

     Capitalized terms used but not otherwise defined in this Consent have the meanings given to such terms in the Joint Proxy and Consent Solicitation Statement/Prospectus.

     I HEREBY (choose only one in each block):
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[ ] CONSENT TO THE MERGER AGREEMENT and the transactions contemplated thereby as described in the enclosed Joint Proxy and Consent Solicitation Statement/Prospectus.

[ ] WITHHOLD CONSENT TO THE MERGER AGREEMENT and the transactions contemplated thereby as described in the enclosed Joint Proxy and Consent Solicitation Statement/Prospectus.
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[ ] CONSENT TO THE TERMINATION OF CERTAIN EXISTING STOCKHOLDERS AND
    REGISTRATION RIGHTS AGREEMENTS at the Effective Time as described in the enclosed Joint Proxy and Consent Solicitation Statement/Prospectus.

[ ] WITHHOLD CONSENT TO THE TERMINATION OF CERTAIN EXISTING STOCKHOLDERS AND
    REGISTRATION RIGHTS AGREEMENTS at the Effective Time as described in the enclosed Joint Proxy and Consent Solicitation Statement/Prospectus.
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     If this Consent is signed and returned without any specification having been made in the boxes above, the undersigned holder will be deemed to have consented to the Merger Agreement and the transactions contemplated thereby and to the termination of certain existing stockholders and registration rights agreements at the Effective Time. Failure to deliver a Consent will be treated as nonapproval of the Merger Agreement and transactions contemplated thereby and of the termination of the existing stockholders and registration rights agreements.

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     THE UNDERSIGNED HEREBY EVIDENCES HIS CONSENT OR WITHHOLDING OF CONSENT TO
THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND TO THE TERMINATION OF CERTAIN EXISTING STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENTS AT THE EFFECTIVE TIME, EACH AS DESCRIBED ABOVE AND IN THE JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS.

______________________________________________________________________________
                                   SIGN HERE
______________________________________________________________________________

______________________________________________________________________________
                            Signature(s) of Owner(s)

Dated:_______________________________

Name(s)_______________________________________________________________________
______________________________________________________________________________

                                 (Please Print)
Title or Capacity_____________________________________________________________

Address_______________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
                               (Include Zip Code)

Area Code and Telephone No. (___)_____________________________________________

     This Consent must be executed by the registered holder(s) in exactly the same manner as the name(s) appear(s) on the certificates representing the Stock. If the shares of Stock to which the Consent relates are held of record by two or more joint holders, all such holders must sign the Consent. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should indicate his or her title or the capacity in which he or she is acting on the "Title" line above.
_______________________________________________________________________________

INSTRUCTIONS:

     1. Holders of Stock should indicate their consent or withholding of consent to the Merger Agreement and the transactions contemplated thereby and to the termination of certain existing stockholders and registration rights agreements at the Effective time by completing the boxes on the first page of this Consent.

     2. Only registered holders of shares of Stock (or their legal representatives or attorneys-in-fact) may deliver a Consent. Any beneficial owner of Stock who is not the registered holder of such Stock should arrange with the registered holder to execute and deliver this Consent on his or her behalf.

     3. This Consent Form should be executed and returned to Food 4 Less Holdings, Inc., 1100 West Artesia Boulevard, Compton, California 90220, telephone (310) 884-9000, Attention: Terrence J. Wallock, Esq. For your convenience, a pre-addressed return envelope is included for purposes of returning the signed Consent. Questions relating to the Solicitation or the procedure for consenting as well as requests for assistance or for additional copies of the Joint Proxy and Consent Solicitation Statement/Prospectus and this form of Consent may be directed to the attention of Terrence J. Wallock, Esq. at the above address.

     IT IS NOT NECESSARY IN CONNECTION WITH THE SOLICITATION FOR ANY HOLDER OF STOCK TO TENDER OR DELIVER CERTIFICATES EVIDENCING HIS OR HER SHARES OF STOCK. AT THE EFFECTIVE TIME, HOLDERS OF STOCK WILL BE ASKED TO SUBMIT THEIR STOCK CERTIFICATES TO FRED MEYER SO THAT SUCH HOLDERS MAY BE ISSUED CERTIFICATES REPRESENTING THE SHARES OF FRED MEYER COMMON STOCK INTO WHICH THEIR SHARES OF STOCK HAVE BEEN CONVERTED.